                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Experts", "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data" and to the use of our report dated June 29, 2007, in the Registration Statement (Form F-1) and related Prospectus of Solarfun Power Holdings Co., Ltd. dated January 15, 2008.



/s/ Ernst & Young Hua Ming
Shanghai, People's Republic of China
January 15, 2008